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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549


      [SEAL]
    DIVISION OF
CORPORATION FINANCE                          February 4. 1999

Mail Stop 4-9

By facsimile to (716) 232-3882 and U.S. Mail

Bernard J. Iacovangelo, Secretary
Four Corners Financial Corporation
370 East Avenue
Rochester, New York 14604

RE:    Four Corners Financial Corporation
       Revised Schedule 14A
       Revised Schedule 13E-3
       Filed on November 2,1998

       Form  1O-K for the year ended December 31, 1997
       Filed March 31, 1998
       File No. 0-8628


Dear Mr. Iacovangelo:

         We have the following comments on your filings. Unless directed otherwise, please revise your documents in response to these comments.

                                 Schedule 13E-3
                                 --------------

Certain Potential Detriments of the Reverse Stock Split, page 4
---------------------------------------------------------------

1. We note your response to prior comment no. 4. We respectfully disagree with your determination that the offer price is 16% of the price paid in 1992. We still believe that it is only 4% of the 1992 price. One post-1992 stock split share was valued at $3 in the 1992 split. As the hypothetical example below illustrates, that same share is now valued at $.12 in the 1998 stock split.

     Assume a shareholder held four shares prior to the 1992 reverse stock split:
     Pre-1992 Split Shares: 4
     Post-1992 Split Shares: 1
     Valuation of Shares in 1992 Split: $3
     Pre-1998 Split Shares: 1
     Post-1998 Split Shares:  .01
     Valuation of Shares in 1998 Split: $.12


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Bernard J. Iacovangelo
Page 2



The Reverse Stock Split--Fairness, page 13

2. We note your response to prior comment no. 6. We could not locate the specific results of the net book value analysis or the liquidation analysis. Please revise.

3. We note the statement that the Board believes that Bonadio considered the purchase of shares held by the former director at $.50 per share. However, we were unable to locate any mention of this consideration in Bonadio's report or the summary of its analysis. The discussion of Bonadio's analysis should be expanded to clarify what consideration Bonadio gave to this transaction.

Exhibit B - Valuation Report of the Fair Market Value of the Common Stock of Four Corners Financial Corporation

4. Refer to response 9. We continue to believe that the service provided by your auditors, Bonadio & Co. creates an impairment of the firm's independence. Please provide the staff with a representation that the registrant will undertake to engage new auditors to audit the financial statements for the fiscal year ended December 31, 1998.

General
-------

         File amended materials in response to these comments. We may have more comments after we review your responses and the amendment, so you must leave time for further staff review prior to requesting acceleration. Provide a cover letter keying your responses to our comments and provide any supplemental information we have requested. If you believe complying with a comment is not appropriate, tell us why in your letter.

         You should direct questions regarding the financial statements and related issues to Claire De Labar at (202) 942-1852, or Hugh Miller III, Assistant Chief Accountant, at (202) 942-1962. Direct any other questions to undersigned at (202) 942-1983. In this regard, you may


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Bernard J. lacovangelo
Page 3



contact Paula Dubberly, Assistant Director, at (202) 942-1960, who supervised the review of your filing.

                                          Very truly yours,

                                          /s/ Nicole Maddrey
                                          Nicole M. Maddrey
                                          Senior Counsel


cc:      Richard B. Sullivan, Esq.
         Chamberlain, D'Amanda,
         Oppenheimer & Greenfield
         1600 Crossroads Building
         Two State Street
         Rochester, NY 14614